EXHIBIT 25


                         POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of The Allen Group Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Robert A. Youdelman, James L. LePorte, III and McDara P. Folan, III with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the sale of shares of common stock of the Company by certain stockholders of the Company, which shares are to be issued by the Company in connection with the merger of Signal Science, Incorporated, a California corporation, and SSI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any one of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 12th day of September, 1996.


 /S/  ROBERT G. PAUL               Director, President and Chief Executive
 Robert G. Paul                    Officer (Principal Executive Officer)


 /S/  ROBERT A. YOUDELMAN          Senior Vice President-Finance
 Robert A. Youdelman               (Principal Financial Officer)


 /S/  JAMES L. LEPORTE, III        Vice President and Controller
 James L. LePorte, III             (Principal Accounting Officer)


 /S/  GEORGE A. CHANDLER           Director
 George A. Chandler


 /S/  PHILIP WM. COLBURN           Director and
 Philip W. Colburn                 Chairman of the Board


                                   Director
 Jill K. Conway


                                   Director
 Albert H. Gordon


 /S/  WILLIAM O. HUNT              Director
 William O. Hunt


 /S/  J. CHISHOLM LYONS            Director and
 J. Chisholm Lyons                 Vice Chairman of the Board


 /S/  JOHN F. MCNIFF               Director
 John F. McNiff


 /S/  CHARLES W. ROBINSON          Director
 Charles W. Robinson


 /S/  WILLIAM M. WEAVER, JR.       Director
 William M. Weaver, Jr.